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Exhibit 99.1

Contact:	Michael R. Kourey, CFO Polycom, Inc. 408.474.2844 email: mkourey@polycom.com

POLYCOM REPORTS FOURTH QUARTER RESULTS

Revenues at a Record $120 Million for Q4 2001;
Operating Cash Flow of $25 Million in Q4

MILPITAS, Calif.—Jan. 23, 2002—Polycom®, Inc. (NASDAQ: PLCM), a worldwide leader in the convergence of interactive voice, video and data communications, today reported its operating results for the fourth quarter ended December 31, 2001.

Fourth quarter consolidated net revenues were $120.0 million, compared to $113.6 million recorded for the fourth quarter of 2000. Pro forma net income in the fourth quarter, which excludes acquisition-related costs of the PictureTel and other acquisitions, goodwill amortization and other nonrecurring items, was $14.6 million, or 16 cents per diluted share. This compares to pro forma net income of $18.9 million, or 22 cents per diluted share, for the fourth quarter of 2000. Included in these results are the operations of PictureTel during the period beginning October 19, 2001, the day following the closing of the acquisition, through the end of the fourth quarter.

For the year ended December 31, 2001, consolidated net revenues were $383.2 million, compared to $373.6 million for the same period last year. Pro forma net income for the year ended December 31, 2001 was $52.0 million, compared to $56.7 million for 2000. These results exclude acquisition-related costs of the PictureTel and other acquisitions, goodwill amortization and other nonrecurring items.

On a product line basis, consolidated net revenues for the fourth quarter of 2001 consisted of 61% video communications, or $72.5 million; 18% network systems, or $22.0 million; 14% voice communications, or $16.5 million; 6% iPower-related services, or $7.7 million; and 1% network access, or $1.3 million. This compares to the fourth quarter of 2000, in which consolidated net revenues consisted of 54% video communications, or $61.4 million; 12% network systems, or $13.6 million; 21% voice communications, or $23.5 million; and 13% network access, or $15.1 million.

Including the effect of the pro forma items, the net loss for the fourth quarter of fiscal 2001 was $50.4 million, or 56 cents per diluted share, compared to a net income of $4.9 million, or 6 cents per diluted share, for the same period last year. For the year ended December 31, 2001, including the effect of the pro forma items, the net loss was $27.7 million, or 33 cents per diluted share, compared to a net income of $37.5 million, or 45 cents per diluted share, for the year ago period.

The prior year figures include the results of Accord Networks, which was acquired by Polycom on February 28, 2001 and accounted for as a pooling of interests.

As has been noted on the Company's web site since January 15, 2002, Polycom will hold a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter earnings. Robert Hagerty, Chairman, President and CEO, and Michael Kourey, Chief Financial Officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, call 888.324.6991; and for callers outside of the US and Canada, call 212.547.0152, with the pass code being "Polycom." A replay of the call will also be available through January 30, 2002 at www.polycom.com or, for callers in the US and Canada, at 800.513.1169; and for callers outside of the US and Canada, at 402.344.6838. The access number for the replay is 21101.

About Polycom

Polycom, Inc. develops, manufactures and markets a full range of high-quality, easy-to-use and affordable voice and video communication endpoints, video management software, multi-network gateways, and multi-point conferencing and network access solutions. Its fully integrated end-to-end solution, The Polycom Office™, is supported by the Polycom Accelerated Communications Architecture, and enables business users to realize the benefits of integrated video, voice and data over converged networks.

Polycom, PictureTel, and the Polycom logo are registered trademarks and iPower and The Polycom Office are trademarks of Polycom in the U.S. and various countries. ©2002, Polycom, Inc. All rights reserved.

POLYCOM, INC.
Pro Forma Condensed Consolidated Statements of Operations
Excluding Acquisition-related costs, Purchased in-process R&D, Amortization of goodwill, purchased intangibles and unearned stock-based compensation, Grant repayment, Litigation settlement costs,
Litigation reserve release and Other investment adjustments
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2001	December 31, 2000	December 31, 2001	December 31, 2000
Net revenues	$120,048	$113,578	$383,189	$373,554
Cost of net revenues	54,142	51,514	166,747	164,099

Gross profit	65,906	62,064	216,442	209,455

Operating expenses:
Sales and marketing	21,829	19,937	74,645	70,745
Research and development	17,757	12,940	59,276	43,570
General and administrative	7,756	5,518	21,473	20,702

Total operating expenses	47,342	38,395	155,394	135,017

Operating income	18,564	23,669	61,048	74,438
Interest income, net	2,158	3,775	12,755	8,419
Other income (expense)	(162)	(22)	(608)	8

Income before provision for income taxes	20,560	27,422	73,195	82,865
Provision for income taxes	5,962	8,554	21,227	26,208

Pro forma net income	$14,598	$18,868	$51,968	$56,657

Basic net income per share	$0.16	$0.23	$0.61	$0.75

Diluted net income per share	$0.16	$0.22	$0.59	$0.68

Weighted average shares outstanding for basic EPS	90,194	81,564	85,123	75,264

Weighted average shares outstanding for diluted EPS	93,588	87,179	88,139	83,828

The above pro forma amounts have been adjusted to exclude the following items:

	Three Months Ended		Year Ended
	December 31, 2001	December 31, 2000	December 31, 2001	December 31, 2000
Net income (loss) including the effect of the pro forma adjustments	$(50,355)	$4,939	$(27,700)	$37,463
Acquisition-related costs	12,547	4,768	24,077	4,768
Purchased in-process research and development	50,192	—	52,642	—
Amortization of goodwill, purchased intangibles & unearned stock-based compensation	4,083	—	6,258	—
Grant repayment	—	5,876	—	5,876
Litigation settlement costs	—	—	—	6,500
Litigation reserve release	—	—	—	(1,843)
Other investments adjustment	1,655	5,854	3,178	5,854
Combined income tax effect of pro forma adjustments	(3,524)	(2,569)	(6,487)	(1,961)

Pro forma net income	$14,598	$18,868	$51,968	$56,657

POLYCOM, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2001	December 31, 2000	December 31, 2001	December 31, 2000
	(Unaudited)	(Unaudited)
Net revenues	$120,048	$113,578	$383,189	$373,554
Cost of net revenues	54,142	51,514	166,747	164,099

Gross profit	65,906	62,064	216,442	209,455

Operating expenses:
Sales and marketing	21,829	19,937	74,653	70,745
Research and development	17,798	12,940	59,416	43,570
General and administrative	7,797	5,518	21,564	20,702
Acquisition-related costs	12,547	4,768	24,077	4,768
Purchased in-process research and development	50,192	—	52,642	—
Amortization of goodwill and purchased intangibles	4,001	—	6,019	—
Grant repayment	—	5,876	—	5,876
Litigation settlement costs	—	—	—	6,500
Litigation reserve release	—	—	—	(1,843)

Total operating expenses	114,164	49,039	238,371	150,318

Operating income (loss)	(48,258)	13,025	(21,929)	59,137
Interest income, net	2,158	3,775	12,755	8,419
Other investments adjustment	(1,655)	(5,854)	(3,178)	(5,854)
Other income (expense)	(162)	(22)	(608)	8

Income (loss) before provision for income taxes	(47,917)	10,924	(12,960)	61,710
Provision for income taxes	2,438	5,985	14,740	24,247

Net income (loss)	$(50,355)	$4,939	$(27,700)	$37,463

Basic net income (loss) per share	$(0.56)	$0.06	$(0.33)	$0.50

Diluted net income (loss) per share	$(0.56)	$0.06	$(0.33)	$0.45

Weighted average shares outstanding for basic EPS	90,194	81,564	85,123	75,264

Weighted average shares outstanding for diluted EPS	90,194	87,179	85,123	83,828

POLYCOM, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2001	December 31, 2000
ASSETS
Current assets
Cash and cash equivalents	$126,832	$189,399
Short-term investments	23,348	52,399
Trade receivables, net	89,309	75,653
Inventories	48,173	49,971
Deferred taxes	49,941	26,623
Prepaid expenses and other current assets	14,646	11,283

Total current assets	352,249	405,328
Fixed assets, net	28,945	22,046
Long-term investments	68,682	53,543
Goodwill and purchased intangible assets, net	347,063	—
Deferred taxes	15,184	2,811
Other long-term assets	9,042	19,980

Total assets	$821,165	$503,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$31,418	$33,614
Accrued payroll and related liabilities	9,864	8,770
Taxes payable	24,053	16,188
Deferred revenue	20,878	4,564
Other current liabilities	64,387	16,223

Total current liabilities	150,600	79,359
Long-term liabilities	26,579	1,566

Total liabilities	177,179	80,925
Stockholders' equity	643,986	422,783

Total liabilities and stockholders' equity	$821,165	$503,708

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  Exhibit 99.1
POLYCOM REPORTS FOURTH QUARTER RESULTS
POLYCOM, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data)
POLYCOM, INC. Condensed Consolidated Balance Sheets (In thousands)